Exhibit 99.1

Stitch Fix Announces First Quarter of Fiscal Year 2025 Financial Results

SAN FRANCISCO, December 10, 2024 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ: SFIX), the leading online personal styling service, today announced its financial results for the first quarter of fiscal year 2025, ended November 2, 2024.
“Our fiscal year is off to a strong start. We exceeded our expectations in the first quarter on the top and bottom lines,” said Matt Baer, Chief Executive Officer, Stitch Fix. “Our clients are responding to the newness we have brought to our assortment as well as the improvements we’ve made to our client experience. This progress is a testament to the Stitch Fix team’s ongoing execution of our transformation strategy, and we continue to expect to return to revenue growth by the end of FY26.”
During the first quarter of fiscal 2024, we ceased operations of our UK business and met the accounting requirements for reporting the UK business as a discontinued operation. Accordingly, our unaudited condensed consolidated financial statements reflect the results of the UK business as a discontinued operation for all periods presented. Unless otherwise noted, amounts and disclosures below relate to our continuing operations.
First Quarter Fiscal 2025 Key Metrics and Financial Highlights
•Net revenue of $318.8 million, a decrease of 12.6% year-over-year.
•Active clients of 2,434,000, a decrease of 74,000, or 3.0%, quarter-over-quarter; and a decrease of 555,000, or 18.6%, year-over-year.
•Net revenue per active client (“RPAC”) of $531, an increase of 4.9% year-over-year.
•Gross margin of 45.4%, an increase of 180 basis points year-over-year, which reflects improved transportation leverage and product margins.
•Net loss of $6.3 million and diluted loss per share of $0.05.
•Adjusted EBITDA of $13.5 million, which reflects continued cost management discipline.
•Net cash provided by operating activities of $14.3 million and free cash flow of $9.9 million in the first fiscal quarter.
•We ended the quarter with $253.3 million of cash, cash equivalents, and investments; and no debt.
Financial Outlook
Our financial outlook for the second quarter of fiscal 2025, ending February 1, 2025, is as follows:

Q2 2025
Net Revenue	$290 million - $300 million	(12)% - (9)% YoY
Adjusted EBITDA	$8 million - $13 million	2.8% - 4.3% margin
Our fiscal year is a 52-week or 53-week period ending on the Saturday closest to July 31. The fiscal year 2025 is a 52-week year and the fiscal year 2024 was a 53-week year, with the extra week occurring in the fourth quarter ending August 3, 2024.
Our financial outlook for fiscal year 2025 is as follows:

Fiscal Year 2025
Net Revenue	$1.14 billion - $1.18 billion	(15)% - (12)% YoY
(13)% - (10)% YoY adjusted to a 52-week period(1)
Adjusted EBITDA	$25 million - $36 million	2.2% - 3.1% margin
(1) Full fiscal year 2024 net revenue from continuing operations has been adjusted to remove the impact of the 53rd week for year-over-year comparative purposes.

We expect both the second quarter and full fiscal year 2025 gross margin to be approximately 44% to 45%, and full fiscal year 2025 advertising expense as a percentage of revenue to be at the high end of an 8% to 9% range.
Stitch Fix has not reconciled its Adjusted EBITDA outlook to GAAP net income (loss) because it does not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of restructuring and other one-time costs, net other income (expense), provision for income taxes, and stock-based compensation expense, which are reconciling items between Adjusted

EBITDA and GAAP net income (loss). Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.
Conference Call and Webcast Information
Matt Baer, Chief Executive Officer of Stitch Fix, and David Aufderhaar, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast of the call will be accessible on the investor relations section of the Stitch Fix website at https://investors.stitchfix.com.
To access the call by phone, please register at the following link:
Dial-In Registration: https://register.vevent.com/register/BIb75f616c9a2a4320adf40088c7b87810
Upon registration, telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the webcast will also be available for a limited time at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix (NASDAQ: SFIX) is the leading online personal styling service that helps people discover the styles they will love that fit perfectly so they always look - and feel - their best. Few things are more personal than getting dressed, but finding clothing that fits and looks great can be a challenge. Stitch Fix solves that problem. By pairing expert stylists with best-in-class AI and recommendation algorithms, the company leverages its assortment of exclusive and national brands to meet each client's individual tastes and needs, making it convenient for clients to express their personal style without having to spend hours in stores or sifting through endless choices online. Stitch Fix, which was founded in 2011, is headquartered in San Francisco. For more information, please visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call, and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and metrics for the second quarter and full fiscal year of 2025; that the execution of our strategy and priorities will enable us to achieve long-term, sustainable, and profitable growth and positive free cash flow; our expectation to return to revenue growth by the end of fiscal year 2026; that the changes we have made to our client experience will help us acquire, retain, and reactivate highly engaged clients over time and better serve our clients; that our actions to make Stylists more visible to our clients will deepen relationships between clients and Stylists and increase client engagement; and our expectations regarding warehouse costs, transportation costs, gross margin, inventory levels, and advertising spend. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, Stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory levels and management; risks related to our supply chain, sourcing of materials and shipping of merchandise; our ability to forecast our future operating results; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 3, 2024. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	November 2, 2024	August 3, 2024
Assets
Current assets:
Cash and cash equivalents	$137,153	$162,862
Short-term investments	116,119	84,106
Inventory, net	119,145	97,903
Prepaid expenses and other current assets	20,099	21,839
Total current assets	392,516	366,710
Property and equipment, net	49,204	51,517
Operating lease right-of-use assets	60,616	63,780
Other long-term assets	4,783	4,857
Total assets	$507,119	$486,864
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$114,386	$87,058
Operating lease liabilities	21,999	21,817
Accrued liabilities	69,352	73,007
Gift card liability	6,296	6,749
Deferred revenue	9,256	9,217
Other current liabilities	5,232	5,201
Current liabilities, discontinued operations	32	502
Total current liabilities	226,553	203,551
Operating lease liabilities, net of current portion	89,465	95,685
Other long-term liabilities	606	606
Total liabilities	316,624	299,842
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	694,339	684,650
Accumulated other comprehensive income (loss)	(295)	(335)
Accumulated deficit	(473,509)	(467,253)
Treasury stock, at cost	(30,042)	(30,042)
Total stockholders’ equity	190,495	187,022
Total liabilities and stockholders’ equity	$507,119	$486,864

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended
	November 2, 2024	October 28, 2023
Revenue, net	$318,818	$364,785
Cost of goods sold	174,013	205,682
Gross profit	144,805	159,103
Gross margin	45.4%	43.6%
Selling, general, and administrative expenses	153,771	187,764
Operating loss	(8,966)	(28,661)
Interest income	2,932	2,248
Other income (expense), net	(72)	411
Loss before income taxes	(6,106)	(26,002)
Provision for income taxes	157	169
Net loss from continuing operations	(6,263)	(26,171)
Net income (loss) from discontinued operations, net of income taxes	7	(9,319)
Net loss	(6,256)	(35,490)
Other comprehensive income (loss):
Change in unrealized gains and losses on available-for-sale securities, net of tax	40	121
Foreign currency translation	—	(1,129)
Total other comprehensive income (loss), net of tax	40	(1,008)
Comprehensive loss	$(6,216)	$(36,498)
Loss per share from continuing operations, attributable to common stockholders:
Basic	$(0.05)	$(0.22)
Diluted	$(0.05)	$(0.22)
Loss per share from discontinued operations, attributable to common stockholders:
Basic	$0.00	$(0.08)
Diluted	$0.00	$(0.08)
Loss per share attributable to common stockholders:
Basic	$(0.05)	$(0.30)
Diluted	$(0.05)	$(0.30)
Weighted-average shares used to compute loss per share attributable to common stockholders:
Basic	125,972,658	116,645,160
Diluted	125,972,658	116,645,160

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Three Months Ended
	November 2, 2024	October 28, 2023
Cash Flows from Operating Activities from Continuing Operations
Net loss from continuing operations	$(6,263)	$(26,171)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities from continuing operations:
Change in inventory reserves	4,970	3,083
Stock-based compensation expense	12,650	19,902
Depreciation, amortization, and accretion	6,859	13,784
Other	34	19
Change in operating assets and liabilities:
Inventory	(26,212)	(33,255)
Prepaid expenses and other assets	1,771	2,800
Operating lease right-of-use assets and liabilities	(2,874)	(1,349)
Accounts payable	27,223	34,709
Accrued liabilities	(3,507)	7,502
Deferred revenue	39	(664)
Gift card liability	(453)	(503)
Other liabilities	31	702
Net cash provided by operating activities from continuing operations	14,268	20,559
Cash Flows from Investing Activities from Continuing Operations
Proceeds from sale of property and equipment	—	21
Purchases of property and equipment	(4,323)	(3,653)
Purchases of securities available-for-sale	(46,074)	—
Sales of securities available-for-sale	2,468	—
Maturities of securities available-for-sale	12,200	12,820
Net cash provided by (used in) investing activities from continuing operations	(35,729)	9,188
Cash Flows from Financing Activities from Continuing Operations
Payments for tax withholdings related to vesting of restricted stock units	(3,785)	(4,008)
Other	—	(100)
Net cash used in financing activities from continuing operations	(3,785)	(4,108)
Net increase (decrease) in cash and cash equivalents from continuing operations	(25,246)	25,639
Cash Flows from Discontinued Operations
Net cash used in operating activities from discontinued operations	(463)	(6,119)
Net cash used in financing activities from discontinued operations	—	(164)
Net decrease in cash and cash equivalents from discontinued operations	(463)	(6,283)
Effect of exchange rate changes on cash and cash equivalents	—	(1,895)
Net increase (decrease) in cash and cash equivalents	(25,709)	17,461
Cash and cash equivalents at beginning of period	162,862	239,437
Cash and cash equivalents at end of period	$137,153	$256,898
Supplemental Disclosure
Cash paid for income taxes	$521	$386
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$43	$1,099
Capitalized stock-based compensation	$824	$1,303

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA from continuing operations (“Adjusted EBITDA”) is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between continuing operations of companies. We believe free cash flow from continuing operations (“Free Cash Flow”) is an important metric because it represents a measure of how much cash from continuing operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•Adjusted EBITDA excludes interest income and net other (income) expense as these items are not components of our core business;
•Adjusted EBITDA does not reflect our provision for income taxes, which may increase or decrease cash available to us;
•Adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•Adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;
•Adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs attributable to our continuing operations that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows; and
•Free Cash Flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define Adjusted EBITDA as net loss from continuing operations excluding interest income, net other (income) expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, and restructuring and other one-time costs related to our continuing operations. The following table presents a reconciliation of net loss from continuing operations, the most comparable GAAP financial measure, to Adjusted EBITDA for each of the periods presented:

	For the Three Months Ended
(in thousands)	November 2, 2024	October 28, 2023
Net loss from continuing operations	$(6,263)	$(26,171)
Add (deduct):
Interest income	(2,932)	(2,248)
Other (income) expense, net	72	(411)
Provision for income taxes	157	169
Depreciation and amortization (1)	7,385	9,439
Stock-based compensation expense	12,650	19,902
Restructuring and other one-time costs (2)	2,425	7,950
Adjusted EBITDA	$13,494	$8,630
(1) For the three months ended October 28, 2023, depreciation and amortization excluded $4.3 million reflected in “Restructuring and other one-time costs.”
(2) For the three months ended November 2, 2024, restructuring charges were $1.0 million in severance and employee-related benefits and other restructuring costs; and other-one time costs were $1.4 million in one-time bonuses for certain continuing employees. For the three months ended October 28, 2023, restructuring charges were $8.0 million in severance and employee-related benefits, accelerated depreciation, and other restructuring costs.

Free Cash Flow
We define Free Cash Flow as net cash flows provided by operating activities from continuing operations, reduced by purchases of property and equipment that are included in cash flows from investing activities from continuing operations. The following table presents a reconciliation of net cash flows provided by operating activities from continuing operations, the most comparable GAAP financial measure, to Free Cash Flow for each of the periods presented:

	For the Three Months Ended
(in thousands)	November 2, 2024	October 28, 2023
Free Cash Flow reconciliation:
Net cash provided by operating activities from continuing operations	$14,268	$20,559
Deduct:
Purchases of property and equipment from continuing operations	(4,323)	(3,653)
Free Cash Flow	$9,945	$16,906
Net cash provided by (used in) investing activities from continuing operations	$(35,729)	$9,188
Net cash used in financing activities from continuing operations	$(3,785)	$(4,108)
Operating Metrics

(in thousands)	November 2, 2024	August 3, 2024	April 27, 2024	January 27, 2024	October 28, 2023
Active clients	2,434	2,508	2,633	2,805	2,989
Net Revenue per Active Client	$531	$533	$525	$515	$506
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. Clients check out a Fix when they indicate what items they are keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients measured as of the last day of the period.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com